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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 6, 2002

                                (Epixtar Corp.)

                          GLOBAL ASSET HOLDINGS, INC.

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               (Exact name of Registrant as specified in charter)

Florida                           011-15499                 55-0722193
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(State or Other             (Commission File No.)        (IRS Employer
Jurisdiction of                                          Identification No.)
Incorporation)

             11900 Biscayne Blvd., Suite 262, Miami, Florida 33181
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                   (Address of principal executive officers)

                                  305-503-8600
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                                  (Telephone)

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Item 5.  Other Materially Important Events

In December 2002 the Company renegotiated its loan from Brookfield Investments Ltd in the amount of approximately $2,800,000 which was due on demand. The Company obtained an agreement to defer demand for payment for two years and for Brookfield to subordinate its security interest in accounts receivable to certain types of lenders in exchange for 3,000,000 shares of the Company's restricted common stock and an agreement to repay accrued interest. In addition, the Company retained the right to prepay the loan without any penalty at any time.

The Company announced the introduction of two new products marketed by its subsidiaries. One is a legal package to enable a small businessman to obtain legal documents and advice and certain internet services. The other is a bundled discount long distance service


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 28, 2003

                                             GLOBAL ASSET HOLDINGS, INC.
                                                    (Registrant)

                                             /s/ Martin Miller
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                                             Martin Miller, Chairman of the
                                             Board of Directors